EX-99.906CERT

CERTIFICATIONS

Andrea Baumann Lustig, Chief Executive Officer, and Mark J. Seger, Chief Financial Officer, of Stralem Fund (the “Registrant”), each certify to the best of his/her knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2015 (the “Form N-CSR”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER

Stralem Fund	Stralem Fund

/s/ Andrea Baumann Lustig	/s/ Mark J. Seger
Andrea Baumann Lustig, President	Mark J. Seger, Treasurer

Date: December 15, 2015	Date: December 15, 2015

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Stralem Fund and will be retained by Stralem Fund and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.